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                                                                    EXHIBIT 12.1

                             PACCAR Financial Corp.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     PURSUANT TO SEC REPORTING REQUIREMENTS
                             (Thousands of Dollars)
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


                                                                                              Three Months Ended
                                                                                                   March 31
                                                                                           1998                  1997
                                                                                  -------------------------------------

FIXED CHARGES
   Interest expense                                                               $      25,949             $    24,608
   Portion of rentals deemed interest                                                        76                      59
                                                                                  -------------------------------------


TOTAL FIXED CHARGES                                                               $      26,025             $    24,667
                                                                                  -------------------------------------
                                                                                  -------------------------------------


EARNINGS
   Income before taxes                                                            $      11,791             $    12,744
   Fixed charges                                                                         26,025                  24,667
                                                                                  -------------------------------------


EARNINGS AS DEFINED                                                               $      37,816             $    37,411
                                                                                  -------------------------------------
                                                                                  -------------------------------------



RATIO OF EARNINGS TO FIXED CHARGES                                                        1.45x                   1.52x

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The method of computing the ratio of earnings to fixed charges shown above complies with SEC reporting requirements but differs from the method called for in the Support Agreement between the Company and PACCAR Inc. See Exhibit 12.2.


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